THE HUNTINGTON NATIONAL BANK
MASTER LEASE AGREEMENT
No. 68105
As of: April 20, 2026 (the “Effective Date”)

    THIS MASTER LEASE AGREEMENT is made by and between The Huntington National Bank, and its successors or assigns (“Lessor”) and Casella Waste Systems, Inc., a Delaware corporation (“Lessee”).

1. DEFINITIONS. As used herein, the following terms shall have the meanings assigned or referred to them below:
“Acceptance Date” for any Equipment means the “Acceptance Date” provided in the applicable Schedule.
"Affiliate" means any entity controlling, controlled by or under common control with the referent entity. "control" includes (i) the ownership of 25 % or more of the voting stock or other ownership interest of any entity and (ii) the status of a general partner of a partnership or managing member of a limited liability company.
“Assignee” has the meaning ascribed to such term in Section 16 hereof.
“Business Day” shall mean any day other than a Saturday, a Sunday, or other day on which Lessor is required to be closed;
“Co-Lessee” means any subsidiary of the Lessee that has executed and delivered a co-lessee addendum.
“Co-Lessee Addendum” means a Co-Lessee Addendum dated as of the date hereof, as amended, and any other addendum pursuant to which a subsidiary of the Lessee becomes a co-lessee hereunder.
"Collateral" means all of Lessee’s right, title and interest in and to all Equipment, together with (i) all accessions to such Equipment; and (ii) all proceeds of all of the foregoing, including insurance proceeds, in each case, now existing or hereafter arising.
“Discount Rate” means the one (1) year Treasury Constant Maturity rate as published in the Selected Interest Rates table of the Federal Reserve statistical release H.15(519) for the week ending immediately prior to the original Acceptance Date of a Schedule (or if such rate is no longer determined or published, a successor or alternate rate selected by Lessor).
“Equipment” means the items, units, and groups of personal property, licensed materials, and fixtures described in the Schedule(s), together with all accessions thereto; and “item of Equipment” means a “commercial unit” as defined and described in Article 2A of the UCC, and includes each functionally integrated and separately marketable group or unit of Equipment.
“Fair Market Value” means the amount of money to be paid for the Equipment by a fully informed and willing buyer/user (including a lessee in possession) from a fully informed and willing seller assuming: (i) an arm's length transaction with neither party under the compulsion to buy or sell; and (ii) the Equipment is valued on a fully assembled and operational basis (including therein all necessary deinstallation, reinstallation and engineering costs) and is in the condition required by this MLA (as defined below);
“Fair Rental Value” means the amount of money to be paid for the right to lease the Equipment on a periodic basis by a fully informed and willing user from a fully informed and willing Lessor using the assumptions set forth in the definition of Fair Market Value;
"Guarantor" means Casella Waste Systems, Inc., or (if applicable) any other guarantor, surety, or co-lessee of Lessee, or other party liable in any capacity for the payment or performance of any Obligations of Lessee.
“Guaranty” means any guaranty, surety instrument, security, indemnity, "keep-well" agreement or other instrument or arrangement from or with any Guarantor.
“Lease” is defined in Section 2.
“Lease Term” applicable to Equipment leased under any Schedule means the Base Term specified in such Schedule, and any renewal term thereof provided under such Schedule.
“Master Lease Agreement” means this Master Lease Agreement.
“MLA” means this Master Lease Agreement and all Schedules, interim agreements and any other written agreements by and between Lessor and Lessee with respect to this MLA, the Schedule(s) or the Equipment plus any insurance agreements regarding the Equipment, any opinions of counsel, any disclaimers regarding the Equipment, and any guaranties and/or letters of credit relating to Lessee's obligations under this MLA, and any amendments to any of the foregoing;
“Obligations” means and includes all obligations of Lessee owing to Lessor under this Master Lease Agreement, MLA, any Schedule, Lease, or Related Agreement, or of any Guarantor owing to Lessor under any Guaranty of the obligations under the MLA or Related Agreements, now existing or hereafter arising, direct or indirect, joint or several, absolute or contingent, whether for payment or performance, regardless of how the same may arise or by what instrument, agreement, or book account they may be evidenced.
“Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or governmental body. Additional capitalized terms are defined in the Schedule or herein.

“Related Agreement” means and includes any Guaranty and any approval letter or progress payment, assignment, security or other agreement or addendum related to this Master Lease Agreement, any Schedule, any Lease or any Collateral to which Lessee or any Guarantor is a is a party.
“Rent” means the “Rent” defined in each Schedule.
“Schedule” shall mean each Acceptance Certificate and TRAC Lease Schedule, in substantially the form attached hereto as Annex A, or another form acceptable to both parties, completed by the lessee and executed by the parties now or hereafter, and all riders, attachments and documents pertaining thereto.
"Stipulated Loss Value" means, as of any particular date, the product obtained by multiplying the “Total Lease Amount” specified in the Schedule by the percentage set forth in the "Schedule of Stipulated Loss Values" attached to the Schedule, specified opposite the Rent installment number (or date) becoming due after the applicable Casualty, Event of Default or other event requiring the calculation of Stipulated Loss Value. If there is no Schedule of Stipulated Loss Values attached to a Schedule, or if the Schedule of Stipulated Loss Values does not otherwise cover an applicable Rent installment number (or date), Stipulated Loss Value on any applicable Rent payment date shall equal the net present value of (a) all unpaid Rent for the remainder of the Lease Term, plus (b) the amount of any purchase obligation, fixed price purchase option, or TRAC Purchase Amount payment or, if there is no such obligation, option or payment, then the Fair Market Value of the Equipment as of the end of the Lease Term, as estimated by Lessor in its sole discretion, all discounted to present value at the Discount Rate.
“TRAC Purchase Amount” for any Equipment is described in the applicable Schedule.
“UCC” means the Uniform Commercial Code in effect in the state specified in Section 18 of this Agreement.
"Vendor" means the manufacturer, distributor, supplier or other seller (whether or not a merchant or dealer) of the Equipment and any sales representative or agent thereof.
    2. LEASE, TERM. This Master Lease Agreement is not an agreement or commitment by Lessor or Lessee to enter into any Schedule or for Lessor to provide any financial accommodation to Lessee. Subject to the conditions set forth herein, Lessee agrees to lease from Lessor and Lessor agrees to lease to Lessee the Equipment described in each Schedule. Each Schedule entered into incorporating the terms of this Master Lease Agreement will constitute a separate and independent lease of Equipment from any other such Schedule (“Lease”). The Lease Term of each lease of the Equipment is described in each Schedule and commences upon the Acceptance Date specified in the Schedule and continues until all of Lessee’s obligations under such Schedule are satisfied. By executing and delivering a Schedule hereunder to Lessor, Lessee agrees and acknowledges that upon the applicable “Acceptance Date” all Equipment described in the Schedule has been specifically selected by and delivered to Lessee, that Lessee has had a reasonable opportunity to inspect the Equipment, and that Lessee has unconditionally and irrevocably accepted the Equipment as conforming based solely on Lessee's own information and judgment, and Lessee agrees that after the Acceptance Date, it will not reject or revoke its acceptance of the Equipment for any reason. In the event Lessor orders the Equipment at the direction of Lessee, Lessor shall have no liability to Lessee for any delay or failure by the manufacturer/vendor to deliver any of the Equipment to Lessee or the condition of the Equipment. Notwithstanding anything to the contrary herein, Lessor is not obligated to lease any item of Equipment to Lessee in the event that Lessee has not obtained the appropriate license, permit and certificate as required under federal, state or local environmental laws.
THIS MLA AND EACH SCHEDULE ARE NON-CANCELABLE AND NON-TERMINABLE BY LESSEE, AND LESSEE MAY NOT PREPAY ANY RENTS OR OTHER OBLIGATIONS HEREUNDER WITHOUT THE WRITTEN CONSENT OF LESSOR.
    3. NET LEASE, NON-INTERFERENCE. This MLA and each Schedule are net leases, and Lessee's obligation to pay the rents and other amounts due hereunder are absolute, unconditional and independent obligations not subject to abatement, diminution, suspension, deferment, reduction or offset for any reason including without limitation: (1) any claims of Lessee against Lessor, or the manufacturer of the Equipment; (2) any defect in, damage to, or loss or destruction of any unit of Equipment however arising; or (3) any interference with Lessee's use of any unit of Equipment by any third party (including any governmental body). IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT ALL RENTS AND OTHER AMOUNTS PAYABLE BY LESSEE TO LESSOR HEREUNDER SHALL CONTINUE TO BE PROMPTLY AND UNCONDITIONALLY PAID IN ALL EVENTS.
Lessee acknowledges that unless otherwise set forth on the Schedule this MLA constitutes a “finance lease” under Article 2A of the Uniform Commercial Code, Lessee further acknowledges that Lessor's sole obligation to Lessee hereunder is not to interfere with Lessee's quiet enjoyment of the Equipment so long as Lessee is not in default hereunder. To the extent permitted by law, Lessee unconditionally and irrevocably waives any and all rights and remedies against Lessor at law or in equity (including, without limitation, any rights and remedies granted Lessee under Article 2A of the Uniform Commercial Code). In the event any lease transaction covered by this MLA is deemed to be a “secured transaction”, and in connection with any interim financing agreement Lessee enters into with Lessor which will ultimately become a Schedule under this MLA, in order to secure the payment of rent and the performance of all obligations therein, Lessee grants Lessor a first priority security interest in all of the Collateral related to such transactions contemporaneous with Lessee’s entering into such transactions with Lessor.

LESSEE REPRESENTS TO LESSOR THAT LESSEE HAS SELECTED THE TYPE, QUANTITY AND SUPPLIER OF THE EQUIPMENT; AND THAT THE EQUIPMENT IS OF A DESIGN, SIZE, QUALITY AND CAPACITY REQUIRED BY LESSEE, AND IS SUITABLE FOR LESSEE'S PURPOSES. Lessor is not a manufacturer or supplier of the Equipment nor an agent of the manufacturer or supplier of the Equipment, and Lessor does not endorse or promote any item of Equipment. No representations or promises made by any manufacturer, supplier or distributor of the Equipment shall be binding on Lessor. LESSOR MAKES NO WARRANTY OR REPRESENTATION (EITHER EXPRESS OR IMPLIED) TO LESSEE AS TO THE FITNESS FOR A PARTICULAR PURPOSE, QUALITY, DESIGN, CONDITION, CAPACITY, SAFETY, SUITABILITY, MERCHANTABILITY OR PERFORMANCE OF THE EQUIPMENT (INCLUDING ITS CONFORMITY WITH APPLICABLE LAW AND REGULATIONS), TITLE TO THE EQUIPMENT (OTHER THAN NO LIENS ON LESSOR’S INTERESTS), OR ANY OTHER MATTER WHATSOEVER. LESSEE AGREES THAT THE EQUIPMENT IS LEASED “AS IS” AND “WHERE IS” AND THAT ALL RISKS REGARDING THE EQUIPMENT ARE TO BE BORNE SOLELY BY LESSEE INCLUDING, WITHOUT LIMITATION, ANY LOSSES OR DAMAGES DUE TO ACTS OF GOD, STRIKES, GOVERNMENTAL ACTION OR OBSOLESCENCE. LESSOR SHALL NOT BE LIABLE TO LESSEE OR ANY OTHER PARTY FOR ANY CLAIM OR MATTER PERTAINING TO THE EQUIPMENT WHATSOEVER INCLUDING, WITHOUT LIMITATION, ANY LOSS OR DAMAGE (DIRECT, INDIRECT OR CONSEQUENTIAL) FROM BUSINESS INTERRUPTION, LOSS OF PROFITS, NONDELIVERY OR LATE DELIVERY OF THE EQUIPMENT, IMPROPER INSTALLATION OR DESIGN OF THE EQUIPMENT, FAILURE OR IMPROPER OPERATION OF THE EQUIPMENT, BREACH OF ANY WARRANTY OR REPRESENTATION MADE BY THE MANUFACTURER OF THE EQUIPMENT, OR ANY INJURY TO PERSONS OR PROPERTY. LESSOR MAKES NO REPRESENTATIONS, WARRANTIES OR PROMISES WITH REGARD TO THE TAX OR ACCOUNTING TREATMENT OF THIS MLA OR ANY LEASE SCHEDULE, OR THE INTERESTS OF LESSOR AND LESSEE AS REGARDS THE EQUIPMENT.

All of Lessee's obligations to Lessor now existing or hereafter arising under this MLA are secured by all the Equipment leased by this MLA (whether owned by Lessee or by Lessor) and the other Collateral, notwithstanding the independence of the individual Schedules or the date of their execution. ALL OF LESSEE’S OBLIGATIONS ARISING FROM THIS MLA, WHETHER PRESENTLY EXISTING OR ARISING IN THE FUTURE, ARE SECURED BY THE EQUIPMENT LEASED UNDER THIS MLA (REGARDLESS OF WHETHER THE LEASED EQUIPMENT IS OWNED BY LESSEE OR LESSOR).

Lessee acknowledges that it will have reviewed and approved all contracts and agreements pertaining to Lessor's acquisition of the Equipment prior to leasing the Equipment, and that Lessee accepts the terms and limitations of any warranties, licenses and/or Manufacturer Requirements (as defined herein) contained therein. To the extent assignable by Lessor, all warranties and licenses made by the manufacturer of the Equipment are hereby assigned to Lessee for the lease term applicable to such Equipment and any applicable purchase by Lessee. At Lessee's sole expense and in Lessee's own name only, Lessor hereby authorizes Lessee to enforce any such warranties or licenses made with respect to the Equipment upon written notice to Lessor; and Lessor is under no obligation to enforce any warranties or license regarding the Equipment. Notwithstanding the foregoing, Lessee shall not commence any legal proceedings to enforce any warranty or license with respect to such Equipment except upon the prior written consent of Lessor (which consent shall not be unreasonably withheld). Lessor makes no representations or warranties as to the existence, sufficiency or enforceability of any warranties or licenses regarding the Equipment; and Lessee's sole remedy for any defect in or nonconformity of the Equipment is against the manufacturer thereof. Lessor and each Assignee agrees to cooperate with Lessee, at Lessee’s sole cost and expense, in making any reasonable claim against such manufacturer or vendor arising from any defect in or lack of conformance of the Equipment.

    4. RENT. “Rent” shall be payable to Lessor during the lease term in the amounts and at the times provided in the Schedule. If the due date of any payment under any Schedule shall be a day that is not a Business Day, the due date shall be extended to the next succeeding Business Day; provided, however, that if such next succeeding Business Day occurs in the following calendar month, then the due date shall be the immediately preceding Business Day. All Rent and other amounts payable under a Lease shall be made in immediately available funds at Lessor’s address above or such other place as Lessor shall specify in writing, In addition, if applicable under any Schedule, Lessee shall pay to Lessor interim rent, at the daily equivalent, for the actual number of days from the date of funding to the commencement date, as provided for in each applicable Schedule. If any Rent or other amount payable hereunder is not paid within ten (10) days of its due date, Lessee shall pay an administrative late charge of 5% of the amount not timely paid. Unless otherwise provided herein, payments received under any Lease will be applied to all interest, fees and amounts owing thereunder (other than Rent), and then to Rent payable thereunder.

    5. USE, MAINTENANCE, AND LOCATIONOF EQUIPMENT. Lessee shall comply with all laws, regulations and ordinances relating to the possession and use of the Equipment including, without limitation, job safety, health, fire and environmental laws applicable to the Equipment (“Safety Laws”). At Lessee’s expense, Lessee shall (i) use, operate, protect, and maintain the Equipment (a) in good operating order, repair, condition, and appearance, in the same condition as when received, ordinary wear and tear excepted,

(b) consistent with prudent industry practice (but in no event less than the extent to which Lessee maintains other similar equipment in the prudent management of its assets and properties), and (c) in compliance with all applicable insurance policies, laws, ordinances, rules, regulations and manufacturer’s recommended maintenance and repair procedures, and (ii) maintain comprehensive books and records regarding the use, operation, maintenance and repair of the Equipment. The Equipment shall be used only within the 48 contiguous United States, solely for business purposes (and not for any consumer, personal, home, or family purpose), and shall not be abandoned or used for any unlawful purpose. Except for a casualty, Lessee shall not discontinue use of any Equipment except for normal maintenance nor, through modifications, alterations or otherwise, impair the current or residual value, useful life, utility or originally intended function of any Equipment without Lessor s prior consent. Any replacement or substitution of parts, improvements, upgrades, or additions to the Equipment during the Lease Term shall be the property of Lessor and subject to the Schedule, except that if no Event of Default exists, Lessee may at its expense remove improvements or additions provided by Lessee that can be readily removed without impairing the value, function or remaining useful life of the Equipment. If requested by Lessor, Lessee shall cause Equipment to be plainly marked to disclose Lessor s ownership, as reasonably specified by Lessor. Except for property in transit, short-term temporary locations in the ordinary course of business, and any location identified in another Schedule, Lessee shall not change the location or, in the case of over-the-road vehicles, the base of any Equipment specified in its Schedule without prompt notice to the Lessor. Lessor shall have the right to enter any premises where Equipment is located and inspect it (together with related books and records) at any reasonable time with reasonable prior notice.

    6. TITLE, PROPERTY, ADDITIONAL SECURITY. (a) Title; Personal Property. Each Lease is and is intended to be a lease of personal property for all purposes. Lessee does not acquire any right, title or interest in or to any Equipment pursuant to any Lease, except the right to use and possess the same under the terms of the applicable Lease. Except as specifically provided in the applicable Schedule, Lessee has no right or option to extend the Lease Term of a Lease or purchase any Equipment. Upon the execution of a Schedule, Lessee assigns all of its rights (but none of its obligations) to Lessor under any purchase orders, invoices or other contracts of sale with respect to the applicable Equipment, and conveys whatever right, title and interest it may now or hereafter have in any applicable Equipment to Lessor. Lessor shall be the sole owner of Equipment free and clear of all liens or encumbrances created by it, other than Lessee s rights under the Lease. Lessee will not create or permit to exist any lien, security interest, charge or encumbrance on any Equipment with greater priority than those in favor of Lessor or any Assignee, as applicable. The Equipment shall remain personal property at all times, notwithstanding the manner in which it may be affixed to realty. Lessee shall obtain and record such instruments and take such steps reasonably requested by Lessor as may be necessary to (i) prevent any creditor, landlord, mortgagee or other entity (other than Lessor) from having any such greater priority lien, charge, security interest or encumbrance on any Equipment and (ii) ensure Lessor’s right of access to and removal of Equipment in accordance with the Lease. It is understood and agreed that, with the consent of Lessor and Lessee, any Schedule may provide that the Equipment be titled in the name of Lessee with Lessor noted as secured party, and may be titled in a different manner.

(b) Additional Security. To secure the punctual payment and performance of Lessee s Obligations under each Lease and as a separate grant of security to secure the payment and performance of all other Obligations owing to Lessor, Lessee grants to Lessor a continuing security interest in the Collateral provided however that if there then exists no Event of Default, upon the payment and performance of all Obligations of Lessee under the applicable Lease (i) Lessor’s security interest in Collateral subject to a Lease shall terminate, and (ii) for purposes of the MLA, the term “Equipment” shall not include any Equipment covered by such Lease. Notwithstanding the grant of a security interest in any Collateral, Lessee shall have no right to sell, lease, rent, dispose, or surrender possession, use, or operation of any Equipment to any third parties without the prior written consent of Lessor, in each case, except to another co-Lessee or subsidiary of Lessee. The foregoing grant of a security interest shall not of itself be a factor in determining whether any Lease creates a lease or security interest in the Equipment under applicable provisions of the UCC.

    7. LOSS AND DAMAGE. Lessee assumes all risk of (and shall promptly notify Lessor in writing of any occurrence of) any damage to or loss, theft, confiscation or destruction of any Equipment from any cause whatsoever (a "Casualty") from the date shipped or otherwise made available to Lessee and continuing until it is returned to and accepted by Lessor in the condition required by the Schedule, including Section 8 of this Agreement. If any Equipment suffers a Casualty which Lessor determines is reparable, Lessee shall at its expense promptly place the same in good repair, condition or working order. If any Equipment suffers a Casualty which Lessor determines is beyond repair or materially impairs its residual value (a "'Total Loss"), Lessee shall at Lessee’ s option (unless an Event of Default has occurred and is then continuing, in which case it shall be at Lessor’s option) either (a) promptly replace such Equipment with a similar item reasonably acceptable to Lessor having an equivalent value, utility and remaining useful life of such Equipment, whereupon such replacement items shall constitute Equipment for all purposes on the Schedule, or (b) on the next Rent payment date occurring at least 30 days following such Casualty (or, if none, within 30 days) pay Lessor the Stipulated Loss Value for such Equipment, together with all Rent scheduled for payment on such date, and all accrued interest, late charges and other amounts then due and owing under the Lease. Upon such payment following a Total Loss, the Lease with respect to the Equipment suffering a Total Loss shall terminate, and Lessor shall transfer to the Lessee all of its right, title and interest in such Equipment, free from all liens and encumbrances created by Lessor, but otherwise on an "AS-IS, WHERE-IS," quitclaim basis. If less than all Equipment under a Lease Schedule suffers a Total Loss, (i) the Stipulated Loss Value with respect to any such item of Equipment shall be calculated by reference to the allocable portion of “Total Lease Amount” provided in the applicable Schedule, Rent or other amount related to such item, as reasonably determined by Lessor, and (ii) the remaining Rent under the Lease shall be proportionately reduced as reasonably calculated by Lessor upon Lessor’s receipt of the payments described above.

    8. RETURN. Except as otherwise provided in this MLA and the Schedules, upon any cancellation, termination or expiration of any Lease (after the occurrence of an Event of Default or otherwise), Lessee shall, at its expense, cause the Equipment to be prepared and adequately protected for shipment by an authorized manufacturer s representative and either surrender it to Lessor in place or, if instructed by Lessor, ship the Equipment to Lessor, freight and insurance pre-paid, to a place designated by Lessor within the 48 contiguous United States, in the condition required under Section 5 hereof and under the applicable Schedule, able to be put into immediate service and to perform at manufacturer’s rated levels (if any), together with all related manuals, documents and records, and, if applicable, reassembled by an authorized manufacturer’s representative and immediately qualified for the manufacturer’s (or its authorized servicing representative s) then available service contract or warranty. If requested by Lessor, Lessee shall, at its expense: (i) cause the Equipment to qualify for all applicable licenses or permits necessary for its operation and for its intended purpose, and to comply with all specifications and requirements of applicable federal, state and local laws, regulations and ordinances) (ii) provide safe, suitable storage, acceptable to Lessor, for the Equipment for a period not to exceed thirty (30) days from the date of return and (iii) cooperate with Lessor in attempting to remarket the Equipment, including display and demonstration to prospective parties, and to the extent permitted by applicable law and contractual obligations, allowing Lessor to conduct a private sale on Lessee’s premises. If Lessee does not surrender or return any item of Equipment to Lessor on the date or in the condition required under a Lease, in addition to all other available rights and remedies, at Lessor’s election, such Equipment shall continue to be subject to all the terms and conditions of the Lease, with Rent and other charges continuing to accrue and be payable under the Lease with respect to such Equipment until it is so surrendered or returned to Lessor, except that Rent shall accrue at 1 25 % of the last Rent allocable to such item of Equipment (as reasonably calculated by Lessor) during the Lease Term, payable on demand.

For purposes of the lease renewal, purchase or return options, the determination of the Fair Market Value of any Equipment shall be determined (1) without deducting any costs of dismantling or removing from the location of use (2) on the assumption that the Equipment is in the condition required by the applicable return and maintenance provisions of this MLA and is free and clear of any liens as required by this MLA, and (3) shall be determined by mutual agreement of Lessee and Lessor or, if Lessor and Lessee are not able to agree on such value, by the Appraisal Procedure. “Appraisal Procedure” means the determination of Fair Market Value or Fair Rental Value, as applicable, by an independent appraiser acceptable to Lessor and Lessee, or, if the parties are unable to agree on an acceptable appraiser, by averaging the valuation (disregarding the one which differs the most from the other two) of three independent appraisers, the first appointed by Lessor, the second appointed by Lessee and the third appointed by the first two appraisers.

    9. INSURANCE. Lessee, at its own expense, shall keep each item of Equipment insured against all risks for tis replacement value, and in not event less than its Stipulated Loss Value, Lessee, at its own expense, shall keep each item of Equipment insured against all risks for its replacement value, and in no event less than its Stipulated Loss Value, and shall maintain public liability and, with respect to Equipment that is over-the-road vehicles, automotive liability insurance against such risks and for such amounts as Lessor may reasonably require. All such insurance shall (a) be with companies rated "A-" or better by A. M. Best Company, in such form as Lessor shall approve, (b) specify Lessor and Lessee as insureds and provide that it may not be canceled or altered in any way that would affect the interest of Lessor without at least 20 days prior written notice to Lessor (10 days in the case of nonpayment of premium), (c) be primary, without right of contribution from any other insurance carried by Lessor and contain waiver of subrogation and "breach of warranty" provisions satisfactory to Lessor, (d) provide that all amounts payable by reason of loss or damage to Equipment shall be payable to Lessor, unless Lessor otherwise agrees, and (e) contain such other endorsements as Lessor may reasonably require. Lessee shall provide Lessor with evidence satisfactory to Lessor of the required insurance upon the execution of any Schedule and promptly upon any renewal of any required policy.

Notwithstanding the foregoing, Lessee need not maintain all risk property damage insurance ("Property Insurance") for the Equipment, and shall maintain adequate self-insurance for all such risks, if and for so long as (i) no Event of Default exists (ii) such self-insurance is consistent with prudent industry practice for equipment similar to the Equipment (iii) Lessee does not maintain third-party insurance for other similar equipment it may own or lease and (iv) Lessee maintains adequate reserves for such exposure in accordance with generally accepted accounting principles and prudent industry practice it being understood and agreed that if any item of Equipment is lost, stolen, confiscated, destroyed or damaged beyond repair, Lessee shall, on or before the next Rent payment date occurring at least 30 days following such Casualty (or, if none, within 30 days) , unconditionally pay to Lessor the Stipulated Loss Value and other amounts payable in accordance with this Agreement provided, however, that upon the occurrence of an Event of Default, then Lessee agrees, upon receipt of notice from Lessor, to obtain Property Insurance from a third party insurer complying in all respects with the terms of the preceding paragraph.

    10. PAYMENT OF TAXES, FEES AND LESSOR'S EXPENSES. Lessee shall keep the Equipment free and clear of all security interests, liens, encumbrances and claims of any kind; and Lessee shall promptly pay all municipal, state and federal taxes (including unitary taxes, receipts taxes, and apportionment taxes), assessments and/or charges (including any governmental charges to audit Lessor's records regarding this MLA or the Equipment except Lessor's income tax records) which may now or hereafter be imposed regarding the acquisition, ownership, lease, sale, possession, use or transfer of the Equipment; excluding any applicable federal, state taxes imposed on or measured by Lessor's general income except to the extent provided in each Schedule. Lessor shall include the Equipment on Lessor's personal property tax return, unless otherwise indicated by Lessor in writing, and Lessee shall reimburse Lessor, upon demand, for all taxes paid by Lessor with respect thereto. At Lessee's own expense, Lessee shall obtain, prepare and deliver to Lessor: (i) all returns and/or filings required by applicable law pertaining to such governmental taxes, assessments, and/or charges; and (ii) all licenses, certificates, registrations and/or permits required for the ownership, possession and/or use of the Equipment (“Certificates”). Lessee shall maintain and renew all such Certificates, and shall take all steps necessary to avoid the cancellation, suspension and/or revocation of such Certificates, and/or any material adverse amendment thereto.

Lessee shall promptly pay all costs, charges, expenses and obligations of every kind and nature (including reasonable attorneys' fees of outside and in-house counsel) incurred by or on behalf of Lessor regarding the importation, shipment, delivery, possession, use, lease, tax treatment, return, repossession, storage and transfer of any unit of Equipment whenever and however arising, and for any termination and/or amendment of this MLA and for the exercise of any rights or remedies with respect to this MLA. In the event Lessee fails to procure or maintain the insurance required under Section 9 above, or fails to promptly pay any amounts required to be paid by Lessee herein, Lessor shall have the right (but shall not be obligated) to procure such insurance and/or pay such amounts on behalf of Lessee. In such event, Lessee shall promptly reimburse Lessor on demand for the amount thereof. If Lessee fails to pay any amount(s) when due hereunder, such amount(s) shall accrue interest until paid at 18% per annum or the highest rate permitted by law (whichever is lower).

    10. [Reserved]
    11. LESSEE REPRESENTATIONS AND AGREEMENTS. Lessee represents, warrants and agrees that: (a) Lessee has had for the previous five (5) years (except as previously disclosed to Lessor in writing) the legal name and form of business organization in the state described above; (b) Lessee s chief executive office and notice address, taxpayer identification number and any organizational identification number is as described with its execution of this MLA below; (c) Lessee shall notify Lessor in writing at least thirty (30) days before changing its legal name, state of organization, chief executive office location or organizational identification number; (d) Lessee is duly organized and existing in good standing under the laws of the state of Delaware and all other jurisdictions where legally required in order to carry on its business, shall maintain its good standing in all such jurisdictions (unless the failure to be in good standing would not reasonably be expected to result in a material adverse effect on Lessee), and shall conduct its businesses and manage its properties in compliance in all material respects with all applicable laws, rules or regulations binding, in any jurisdiction, on Lessee including, without limitation, all anti-money laundering laws and regulations; (e) the execution, delivery and performance of this MLA, each Schedule, Lease and Related Agreement to which it is a party has been duly authorized by Lessee, each of which are and will be binding on and enforceable against Lessee in accordance with their terms, and do not and will not contravene any other material instrument or agreement binding on Lessee; and (f) there is no pending litigation, tax or environmental claim, proceeding, written dispute or regulatory or enforcement action (and Lessee shall promptly notify Lessor of any of the same that may hereafter arise) that would reasonably be expected to materially adversely affect any Equipment or Lessee’s financial condition or materially impair its ability to perform its Obligations.

    12. FINANCIAL AND OTHER DATA. (a) During any Lease Term, Lessee shall (i) maintain books and records in accordance with generally accepted account principles consistently applied (“GAAP”) and prudent business practice; (ii) promptly provide Lessor, within 120 days after the close of each fiscal year, and upon Lessor’s request, within 45 days of the end of the first three fiscal quarters of Casella Waste Systems, Inc.’s fiscal year, a copy of financial statements for Casella Waste Systems, Inc. requested by Lessor, in each case prepared in accordance with GAAP (in the case of quarterly financial statements, except for the absence of footnotes and subject to year-end adjustments), and (in the case of annual statements) audited by independent certified public accountants and (in the case of quarterly statements) certified by the chief financial officer of Casella Waster Systems, Inc., provided, however, that for so long as

Casella Waste Systems, Inc. is legally and timely filing annual and quarterly financial reports on Forms 10-K and 10-Q with the Securities and Exchange Commission which are readily available to the public, the filing of such reports shall satisfy the foregoing financial statement reporting requirements for such entity; and (iii) furnish Lessor all other financial information and reports and such other information as Lessor may reasonably request concerning Lessee, and Guarantor and their respective affairs, or the Equipment or its condition, location, use or operation.

(b) Lessee represents and warrants that all information and financial statements at any time furnished by or on behalf of Lessee or any Guarantor fairly present in all material respects as of their respective dates, results of operations and the consolidated financial condition of Lessee, unless otherwise disclosed. Subject to Section 12(c) and applicable law, credit and other information regarding Lessee, any Guarantor or their Affiliates, any Lease or Equipment may be disclosed by Lessor to its Affiliates, agents and potential Assignees, notwithstanding anything contained in any agreement that may purport to limit or prohibit such disclosure.

(c) Lessee agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed: (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood and agreed that such disclosures shall be limited those who reasonably need to know the information for the purposes of administering and enforcing Lessor’s rights with respect to this MLA, any Lease or Related Agreement and that the persons or entities to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent requested by any regulatory authority; (iii) to the extent required by any requirement of law, regulation, order, or directive of any governmental entity, or by any subpoena or similar legal process; (iv) to any other party to this MLA; (v) in connection with the exercise of any remedies hereunder or under this MLA, any Lease or Related Agreement or any suit, action or proceeding relating to this MLA, any Lease or Related Agreement or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing provisions substantially the same as those of this subsection, to any assignee of, or any prospective assignee of, any of its rights or obligations under this MLA, any Lease or Related Agreement; (vii) on a confidential basis, to any rating agency in connection with rating Lessee or its Affiliates; (viii) with the written consent of Lessee, any Guarantor, or to the extent such Information (x) becomes publicly available other than as a result of a breach of this subsection or (y) becomes available to Lessor on a non-confidential basis from a source other than Lessee or any Guarantor. For the purposes of this Section, “Information” means all information received from Lessee, any Guarantor or any of their Affiliates relating to Lessee, any Guarantor or any of their Affiliates or its or their respective business, other than any such information that is available] to Lessor on a non-confidential basis prior to disclosure by the disclosing party; provided that, in the case of information received from Lessee, any Guarantor or any of their Affiliates after the date hereof (a) all financial statements and other financial information shall be considered confidential and (b) any other information that is clearly identified at the time of delivery as confidential shall be considered confidential. Any person or entity required to maintain the confidentiality of Information as provided in this subsection shall be considered to have complied with its obligation to do so if such person or entity has exercised the same degree of care to maintain the confidentiality of such Information as such person or entity would accord to its own confidential information

13. INDEMNITIES. Lessee’s indemnity and reimbursement obligations set forth below shall survive the cancellation, termination, or expiration of any Schedule, Lease or the MLA

    (a) General Indemnity. Notwithstanding the existence of any insurance in favor of Lessor, Lessee shall promptly defend, indemnify and save Lessor harmless from and against all claims, liabilities, losses and expenses whatsoever, including court costs and reasonable attorneys' fees and expenses (together, “Attorneys’ Fees”), in any way relating to or arising out of the Equipment or any Lease at any time, or the ordering, acquisition, rejection, installation, possession, maintenance, use, ownership, condition, destruction or return of the Equipment, including any claims based in negligence, strict liability in tort, environmental liability or infringement. The foregoing collectively called the “Indemnity Claims.” Lessee agrees to give Lessor prompt written notice of any Indemnity Claims described in this Section 12. Notwithstanding the foregoing, Lessee shall not be obligated to indemnify Lessor for any Indemnity Claim to the extent actually and proximately caused by the gross negligence or willful misconduct of Lessor.

    (b) Lessee shall pay or reimburse Lessor, and indemnify, defend and hold Lessor harmless from, on an after-tax basis, all taxes, assessments, fees and other governmental charges paid or required to be paid by Lessor or Lessee in any way arising out of or related to the Equipment or any Lease before or during the Lease Term or after the Lease Term following an Event of Default, including foreign, federal, state, county and municipal fees, taxes and assessments, and property, value-added, sales, use, gross receipts, excise, stamp and documentary taxes, and all related penalties, fines, additions to tax and interest charges (“Impositions”), excluding only federal and state taxes based on Lessor's net income. Lessee shall timely pay any Imposition for which Lessee is primarily responsible under law and any other Imposition not payable or not paid by Lessor, but Lessee shall have no obligation to pay any Imposition being contested in good faith and by appropriate legal proceedings, the nonpayment of which does not, in the opinion of Lessor, result in a material risk of adverse effect on the title, property, use, disposition or other rights of Lessor with respect to the Equipment. Upon Lessor's request, Lessee shall furnish proof of its payment of any Imposition. Notwithstanding the foregoing, Lessee shall not be liable for any penalties or interests, or any Impositions, to the extent the same arise as a result of Lessor’s gross negligence or willful misconduct.

(c) Tax Indemnities. This MLA has been entered into on the basis that Lessor shall be entitled to such deductions, credits and other tax benefits as are provided by federal, state and local income tax law to an owner of the Equipment (the “Tax Benefits”) including, without limitation: (1) modified accelerated cost recovery deductions on each item of Equipment under Section 168 of the Code (as defined below) in an amount determined commencing with the taxable year in which the commencement date of the applicable Schedule occurs, using the maximum allowable depreciation method available under Section 168 of the Code, using a recovery period (as defined in Section 168 of the Code) reasonably determined by Lessor, and using an initial adjusted basis which is equal to Lessor's cost of such item; (2) amortization of the expenses paid by Lessor in connection with this MLA on a straight-line basis over the term of the applicable Schedule; and (3) that Lessor's federal taxable income will be subject to the maximum rate on corporations in effect under the Code as of the commencement date of the applicable Schedule.

If on any one or more occasions (1) Lessor shall not have or shall lose the right to claim all or any part of the Tax Benefits, (2) there shall be reduced, disallowed, recalculated or recaptured all or any part of the Tax Benefits, or (3) all or any part of the Tax Benefits is reduced by a change in law or regulation (each of the events described in subparagraphs 1, 2 or 3 of this paragraph will be referred to as a “Tax Loss”), then, upon 30 days written notice by Lessor to Lessee that a Tax Loss has occurred, Lessee shall pay Lessor an amount which, in the reasonable opinion of Lessor and after the deduction of all taxes required to be paid by Lessor with respect to the receipt of such amount, will provide Lessor with the same after-tax net economic yield which was originally anticipated by Lessor as of the commencement date of the applicable Schedule.

A Tax Loss shall occur upon the earliest of: (1) the happening of any event (such as disposition or change in use of an item of Equipment) which may cause such Tax Loss; (2) Lessor's payment to the applicable taxing authority of the tax increase resulting from such Tax Loss; or (3) the adjustment of Lessor's tax return to reflect such Tax Loss.

Lessor shall not be entitled to payment under this Section 13 for any Tax Loss caused by one or more of the following events: (1) a disqualifying sale or disposition of an item of Equipment by Lessor prior to any default by Lessee; (2) Lessor's failure to timely or properly claim the Tax Benefits in Lessor's tax return; (3) a disqualifying change in the nature of Lessor's business or liquidation thereof; (4) a foreclosure by any person holding through Lessor a security interest on an item of Equipment which foreclosure results solely from an act of Lessor; or (5) Lessor's failure to have sufficient taxable income or tax liability to utilize the Tax Benefits.

“Code” shall mean the Internal Revenue Code of 1986, as amended. For the purposes of this Section 13, the term “Lessor” shall include any affiliate group (within the meaning of section 1504 of the Code) of which Lessor is a member for any year in which a consolidated income tax return is filed for such affiliated group. Lessee's obligations under this Section 13 shall survive the expiration, cancellation or termination of this MLA.

    14. DEFAULT. Each of the following (a "Default") shall, with the giving of any notice or passage of any time period specified, constitute an “Event of Default” hereunder and under all Leases: (1) Lessee fails to pay any Rent or other amount owing under any Lease within ten (10) days of its due date; (2) Lessee fails to maintain insurance as required herein, or sells, leases, subleases, assigns, conveys, or suffers to exist any lien, charge, security interest or encumbrance of greater priority than those in favor of Lessor on any Equipment, without Lessor’s prior consent, or any Equipment is subjected to levy, seizure or attachment; (3) Lessee fails to perform or comply with any other material covenant or obligation under any Lease or Related Agreement and such failure continues for 30 days after written notice thereof by Lessor to Lessee (4) any representation, warranty or other written statement made to Lessor by Lessee in connection with this MLA, any Schedule, Lease, Related Agreement or other Obligation, or by any Guarantor pursuant to any Guaranty in connection herewith (including any representation concerning financial statements) proves to have been incorrect in any material respect when made; (5) Lessee (w) with the exception of intra-company transactions involving only Lessee and/or one of more of its Affiliates (and provided that the surviving entity, if applicable, is the Lessee, a co-lessee or a Guarantor, or the surviving entity executes a co-lessee addendum consummates any merger or consolidation with or sells or transfers all or any substantial portion of its assets to or enters into any partnership or joint venture other than in the ordinary course of business with any entity (x) dies (if a natural person), dissolves, liquidates or ceases or suspends the conduct of business, or ceases to maintain its existence (unless the Lessee liquidates into or transfers any remaining assets to an Affiliate and such Affiliate is or becomes a co-lessee hereunder), (y) if Lessee is a privately held entity, suffers any transaction or series of transactions as a result of which Lessee is not directly or indirectly owned or controlled by Casella Waste Systems, Inc., or (z) if Lessee is a publicly held entity, there shall be a change in the ownership of Lessee’s stock or other equivalent ownership interest such that Lessee is no longer subject to the reporting requirements of, or no longer has a class of equity securities registered under, the Securities Act of 1933 or the Securities Exchange Act of 1934; (6) Lessee undertakes any general assignment for the benefit of creditors or commences any voluntary case or proceeding for relief under the federal bankruptcy code, or any other law for the relief of debtors, or takes any action to authorize or implement any of the foregoing; (7) the filing of any petition or application against Lessee under any law for the relief of debtors, including proceedings under the federal bankruptcy code, or for the subjection of property of Lessee to the control of any court, receiver or agency for the benefit of creditors if such petition or application is consented to by Lessee or is otherwise not dismissed within 60 days from the date of filing; (8) any material default occurs and continues past any applicable grace or cure period under any other Guaranty, lease, credit or other agreement or instrument to which Lessee and Lessor or any Affiliate of Lessor are now or hereafter party; (9) any material default occurs and continues past any applicable grace or cure period under any other debt obligation under any agreement, Guaranty or instrument to which Lessee is a party and under which there is outstanding, owing or committed an aggregate amount greater than $ 30, 000, 000; (10) any attempted repudiation, breach or default of any Guaranty of the Obligations which continues past any applicable grace or cure period; or (11) the occurrence of any event described in clauses (4) through (9) above with reference to any Guarantor. Lessee shall promptly notify Lessor in writing of any Default or Event of Default.

    15. REMEDIES. (a) Upon the occurrence of an Event of Default, Lessor may, in its discretion, exercise any one or more of the following remedies with respect to any or all Leases or Equipment: (1) cause Lessee to promptly discontinue use of or disable any Equipment, or to assemble and return any Equipment or other Collateral in accordance with the terms of the applicable Lease; (2) remedy such Event of Default or proceed by court action, either at law or in equity, to enforce performance of the applicable provisions of any Lease; (3) with or without court order, enter upon the premises where Equipment is located and repossess and remove the same, all without liability for damage to such premises or by reason such entry or repossession, except for Lessor’s negligence, gross negligence or willful misconduct; (4) dispose of any Equipment in a public or private transaction, or hold, use, operate or keep idle the Equipment, free and clear of any rights or interests of Lessee therein; (5) recover damages permissible under the UCC for the breach of any Lease, including the payment of all Rent and other amounts payable thereunder (discounted at the Discount Rate with respect to any accelerated future amounts), and all costs and expenses incurred by Lessor in exercising its remedies or enforcing its rights thereunder (including all Attorneys’ Fees); (6) by written notice to Lessee, cancel any Lease and, as liquidated damages for the loss of Lessor’s bargain and not as a penalty, declare immediately due and payable an amount equal to the Stipulated Loss Value applicable to such Leases which Lessee acknowledges to be reasonable liquidated damages in light of the anticipated harm to Lessor that might be caused by an Event of Default and the facts and circumstances existing as of the Acceptance Date of each Lease (7) without notice to Lessee, apply or set-off against any Obligations all security deposits, advance payments, proceeds of letters of credit, certificates of deposit (whether or not matured), securities or other additional collateral held by Lessor or otherwise credited by or due from Lessor to Lessee, in each case, designated by Lessee as additional collateral for the Obligations or (8) pursue all other remedies provided under the UCC or other applicable law. Upon the commencement of any voluntary case under the federal bankruptcy code concerning the Lessee, the remedy provided in clause 6 above shall be automatically exercised without the requirement of prior written notice to Lessee or of any other act or declaration by Lessor, and the liquidated damages described therein shall be immediately due and payable. Lessee shall pay interest equal to the lesser of (a) 12% per annum, or (b) the highest rate permitted by applicable law (“Default Rate") on (i) any amount other than Rent owing under any Lease and not paid when duel (ii) Rent not paid within thirty (30) days of its due date, and (iii) any amount required to be paid upon cancellation of any Lease under this Section 15. Any payments received by Lessor after an Event of Default, including proceeds of any disposition of Equipment, shall be applied in the following order: (A) to all of Lessor’s costs (including Attorneys’ Fees), charges and expenses incurred in taking, removing, holding, repairing and selling or leasing the Equipment or other Collateral or enforcing the provisions hereof; (B) to the extent not previously paid by Lessee, to pay Lessor for any damages then remaining unpaid hereunder; (C) to reimburse Lessee for any sums previously paid by Lessee as damages hereunder; and (D) the balance, if any, shall be retained by Lessor.

(b) No remedy referred to in this Section 15 shall be exclusive, each shall be cumulative (but not duplicative of recovery of any Obligation) and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity, and all such remedies shall survive the cancellation of any Lease. Lessor’s exercise or partial exercise of, or failure to exercise, any remedy shall not restrict Lessor from further exercise of that remedy or any other available remedy. No extension of time for payment or performance of any Obligation shall operate to release, discharge, modify, change or affect the original liability of Lessee for any Obligations, either in whole or in part. Lessor may proceed against any Collateral or Guarantor, or may proceed contemporaneously or in the first instance against Lessee, in such order and at such times following an Event of Default as Lessor determines in its sole discretion. In any action to repossess any Equipment or other Collateral, Lessee waives any bonds and any surety or security required by any applicable laws as an incident to such repossession. Notices of Lessor’s intention to accelerate, acceleration, nonpayment, presentment, protest, dishonor, or any other notice whatsoever (other than notices of Default specifically required of Lessor pursuant to Section 14 above) are waived by Lessee and any Guarantor. Any notice given by Lessor of any disposition of Collateral or other intended action of Lessor which is given in accordance with this MLA at least ten (10) Business Days prior to such action, shall constitute fair and reasonable notice of such action.

    16. ASSIGNMENT. This MLA shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto (whether by operation of law or by agreement) except as provided for herein. Any or all of Lessor's rights and obligations under this MLA (or any part thereof) and/or any or all of Lessor's rights and interest in the Equipment (or any part thereof), may be sold, assigned or pledged to one or more third parties (each, an “Assignee”) without notice to or the consent of Lessee, subject however, to the rights of Lessee and its Affiliates to use and possess the Equipment for so long as no Event of Default has occurred and is continuing. Lessee agrees that any Assignee may enforce its rights independent of the rights of Lessor or any other Assignee under this MLA and the applicable Schedule. Lessee acknowledges that any such sale, assignment, or pledge of any or all of Lessor's rights and/or obligations hereunder and/or rights and interests in the Equipment shall not be deemed to materially change Lessee's duties or obligations hereunder nor increase the burdens or risks imposed on Lessee for purposes of Article 2A of the Uniform Commercial Code. No breach or default by Lessor hereunder shall excuse the full and timely performance by Lessee of its obligations under this MLA or any Schedule to Assignee of Lessor. Lessee agrees to execute a written acknowledgment of the matters set forth herein in favor of (and to the reasonable satisfaction of such successor or assignee) upon request. LESSEE SHALL NOT ASSIGN, TRANSFER, OR PLEDGE ANY RIGHT, INTEREST OR OBLIGATION UNDER THIS MLA (OR ANY PART THEREOF) OR ANY RIGHT OR INTEREST IN THE EQUIPMENT (OR ANY PART THEREOF), EXCEPT AMONG LESSEE AND ONE OR MORE SUBSIDIARIES, AND IN CONNECTION WITH LESSEE’S AND ITS SUBSIDIARIES’ GRANT OF A LIEN ON ALL OR SUBSTANTIALLY ALL OF ITS RESPECTIVE PERSONAL PROPERTY ASSETS, NOR PERMIT THE EQUIPMENT (OR ANY SCHEDULE) TO BE SUBLEASED OR USED BY ANY PARTY OTHER THAN LESSEE, ANY CO-LESSEE THEREOF AND THEIR RESPECTIVE EMPLOYEES. ANY SUCH ASSIGNMENT, TRANSFER, PLEDGE, OR USE SHALL BE DEEMED A DEFAULT HEREUNDER. TO THE EXTENT THIS MLA OR ANY SCHEDULE IS ASSIGNABLE OR ASSUMABLE BY OPERATION OF LAW WITHOUT THE CONSENT OF LESSOR, IT IS AGREED THAT THIS MLA AND ALL SCHEDULES MUST BE ASSIGNED AND ASSUMED TOGETHER IN THEIR ENTIRETY. At Lessor's sole discretion (and without notice to or consent of Lessee), Lessor may sell a participation in this MLA and any Schedule and may distribute information regarding Lessee and this MLA to potential participants, subject to the confidentiality provisions herein.

    17. [RESERVED]

    18. GOVERNING LAW AND CONSTRUCTION. This MLA, each Lease, and each Schedule shall be construed without regard to any presumption or rule requiring construction against the party causing this MLA to be drafted. If more than one Lessee is named in this MLA (or any Schedule), the liability of such Lessees shall be joint and several. If any provision of this MLA or the application thereof to any party is held invalid or unenforceable for any reason, the other provisions of this MLA and their application shall be unaffected thereby, and shall remain in full force and effect. No delay on the part of Lessor in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; and no single or partial exercise of any right, power or remedy by Lessor hereunder shall preclude any further exercise thereof (or the exercise of any other right, power, or remedy). Any cause of action by Lessee against Lessor relating to this MLA shall be brought within one (1) year after any such cause of action first arises, and Lessee hereby waives the benefit of any longer period provided by statute. The validity, interpretation and enforcement of this MLA shall be governed by the laws of the State of Delaware (irrespective of its choice of laws rules). The parties agree that this MLA and each Schedule are deemed to be executed, effective and performed in the State of Delaware by virtue of Lessor executing and accepting this MLA and each Schedule in such state and all rental payments being paid to Lessor in such state. All claims and other matters relating to this MLA and the Equipment (as between Lessor and Lessee) shall be heard in any state or federal court located in Wilmington, Delaware; and the parties hereby consent to the personal jurisdiction of such courts. Nothing in this Section 18 shall affect or impair Lessor's right to serve legal process in any manner or Lessor's right to bring any action or proceeding against Lessee or the Equipment in the courts of any other jurisdiction.

    19. NOTICES; MISCELLANEOUS. The giving of all notices required herein shall be sufficient if made in writing and delivered personally or by reputable courrier, sent via facsimile (transmission confirmed), emailed (receipt confirmed) or mailed to the party involved at the address set forth below (or at such other address as each party may provide in writing. Time is of the essence in the payment and performance of all of Lessee’s Obligations under this MLA, any Schedule or Related Agreement. This MLA, and each Schedule or Related Agreement may be executed in one or more counterparts, each of which shall constitute one and the same agreement. All demands, notices, requests, consents, waivers, and other communications concerning this MLA and any Schedule or Related Agreement shall be in writing and shall be deemed to have been duly given when received, personally delivered or three business days after being deposited in the mail, first class postage prepaid or the business day after delivery to an express carrier, charges prepaid, addressed to each party at the address provided herein, postage prepaid, or at such other address as may hereafter be furnished in writing by such party to the other.

    20. MISCELLANEOUS. Subject to the limitations herein, this MLA shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns. This MLA and each Schedule may be executed in any number of counterparts, which together shall constitute a single instrument. Only one counterpart of each Schedule shall be marked “Lessor's Original” and all other counterparts shall be marked “Duplicate”. A security interest in any Schedule may be created through transfer and possession only of the counterpart marked “Lessor's Original”. Section and paragraph headings in this MLA and the Schedules are for convenience only and have no independent meaning. The terms of this MLA shall be severable and if any term thereof is declared unconscionable, invalid, illegal or void, in whole or in part, the decision so holding shall not be construed as impairing the other terms of this MLA and this MLA shall continue in full force and effect as if such invalid, illegal, void or unconscionable term were not originally included herein. All indemnity and reimbursement obligations of Lessee under this MLA and all rights, benefits and protections provided to Lessor by warranty disclaimers shall survive the cancellation, expiration or termination of this MLA. Except as otherwise agreed between Lessee and Lessor in writing, Lessee shall reimburse Lessor upon demand for costs and expenses incurred by Lessor in connection with the execution and delivery of this MLA, any Schedule or Related Agreement. Lessee shall reimburse Lessor on demand for all costs (including Attorney’s Fees) incurred by Lessor in connection with Lessee’s exercise of any purchase or extension option under any Lease, or any amendment or waiver of the terms of this MLA or any Schedule or Related Agreement requested by Lessee.

At Lessor’s request, Lessee shall execute, deliver, file and record such financing statements and other documents as Lessor deems necessary to protect Lessor’s interest in the Equipment and to effectuate the purposes of any Schedule or Related Agreement, and necessary to protect Lessor’s interest in the Equipment and to effectuate the purposes of any Schedule or Related Agreement, and Lessee authorizes, and irrevocably appoints, Lessor as its agent and attorney-in-fact, with right of substitution and coupled with an interest, to (i) execute, deliver, file and record any such item, and to take such action for Lessee and in Lessee’s name, place and stead, (ii) make minor corrections to manifest errors in factual data in any Schedule and any addenda, attachments, exhibits, and riders thereto, and (iii) after the occurrence of an Event of Default, enforce claims relating to the Equipment against insurers, Vendors or other persons, and to make adjust, compromise, settle and receive payment under such claims, but without any obligations to do so.

Federal law requires all financial institutions to obtain, verify, and record information identifies each entity that obtains a loan or other financial accommodation. The first time Lessee requests a financial accommodation from Lessor, the Lessor may ask for Lessee’s (or any Guarantor’s) legal name, address, tax ID numbers and other identifying information. Lessee shall promptly provide copies of business licenses or other documents evidencing the existence and good standing of Lessee or any Guarantor requested by Lessor.

21. JURY WAIVER. ALL PARTIES TO THIS MLA WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS MLA. IN NO EVENT SHALL LESSOR HAVE ANY LIABILITY TO LESSEE FOR INCIDENTAL, GENERAL CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES. Any cause of action by Lessee against Lessor relating to this MLA shall be brought within one (1) year after any such cause of action first arises, and Lessee hereby waives the benefit of any longer period provided by statute.

22. AMENDMENT. Regardless of any prior, present or future oral agreement or course of dealing, no term or condition of this MLA may be amended, modified, waived, discharged, cancelled or terminated except by a written instrument signed by Lessor and Lessee.

Dated and accepted as of April 20, 2026.

Lessee: Casella Waste Systems, Inc.	Lessor: The Huntington National Bank

By: /s/ Bradford J. Helgeson	By: /s/ Kathy Simmons

Printed Name: Bradford J. Helgeson	Printed Name: Kathy Simmons

Title: Executive Vice President & Chief Financial Officer	Title: Authorized Signer

Principal Address: 25 Greens Hill Lane Rutland, VT 05701	Principal Address: 525 Vine Street 14th Floor Cincinnati OH 45202

U. S. PATRIOT ACT DISCLOSURE NOTICE: IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you is that: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

ANNEX A

ACCEPTANCE CERTIFICATE AND
TRAC LEASE SCHEDULE NO. ____
TO MASTER LEASE AGREEMENT NO. 68105 DATED ______ (as amended from time to time, “MLA”)
BY AND BETWEEN THE HUNTINGTON NATIONAL BANK (“LESSOR”)
AND THE UNDERSIGNED LESSEE (“LESSEE”)

A.    EQUIPMENT ACCEPTANCE. Casella Waste Systems, Inc., or the undersigned Co-Lessee (the “Lessee”) confirms that the Equipment, further described below, has been delivered to Lessee; that the Equipment is of the size, design, capacity and manufacture selected solely by Lessee and meets the provisions of any purchase agreements pursuant to which Lessor has acquired the Equipment; and Lessee irrevocably accepts said Equipment “AS-IS, WHERE-IS” for all purposes of the MLA as of ____________ (“Acceptance Date”) and that Lessee waives any right it may have to revoke its acceptance of the Equipment. Capitalized terms not defined herein shall have the meanings set forth in the MLA.

Manufacturer	Description	Serial No.	Location	Cost

			Total Equipment Cost:	$_________
			Financed Sales/Use Tax:	$_________
			Total Lease Amount:	$_________

B.TITLE TO EQUIPMENT; QUIET POSSESSION. Lessee agrees that Lessor is the lawful owner of the Equipment and that good and marketable title to the Equipment shall remain with Lessor at all times. Lessee at its sole expense will protect and defend Lessor’s good and marketable title to the Equipment against all claims and demands whatsoever except for liens created directly by Lessor This Schedule is intended to be a lease transaction. Lessee shall have no right, title or interest in any of the Equipment except the right to peacefully and quietly hold and use the Equipment in accordance with the terms of the MLA during the Base Term and any renewal thereof unless and until an event of default shall occur.
Notwithstanding the foregoing, at the request of Lessee, the parties hereby agree that for Lessee’s administrative convenience for titling, tickets, fees and the like, Lessee shall be shown on the title as owner, and Lessor shall be shown therein as lien holder. Lessee acknowledges that Lessor remains the real and actual owner of the Equipment and only holds title in trust and for the benefit of Lessor. To reiterate, this is a true lease and shall remain so notwithstanding titling Lessee as owner for convenience, and neither Lessee nor any other party may construe this Lease as other than a true lease under the MLA.
C.     LESSEE’S ASSURANCES. Lessee irrevocably and unconditionally: (a) reaffirms all of the terms and conditions of the MLA and agrees that the MLA remains in full force and effect; (b) agrees that the Equipment is and will be used at all times solely for commercial purposes, and not for personal, family or household purposes; and (c) incorporates all of the terms and conditions of the MLA as if fully set forth in this Schedule.
D.    TERM. The term of this Acceptance Certificate and TRAC Lease Schedule (“Schedule”) commences on ____________ ("Commencement Date") and expires on ____________ which period is defined as “Base Term”. Lessee or Lessor may terminate this Schedule effective at the expiration of the Base Term or any renewal term, by giving the other party 90 days prior written notice. If notice of termination is not given at least 90 days prior to such expiration, then the Base Term shall be automatically extended for an additional period of three months on the same terms provided for during the Base Term. The last date of the Base Term and any extension is the “Termination Date” with respect to this Schedule. No notice of termination may be revoked without prior written consent of the other party.
E.    RENT. As rent for the Equipment described in this Schedule, Lessee shall pay Lessor ____________ consecutive rent payments of $____________ (“Rent”). The first Rent payment shall be due on ____________ and the remaining Rent payments shall be due on the same day of every ____________ thereafter during the Base Term of this Schedule (and any renewal term). Prorated daily rent shall be paid for any period and portion of cost funded between the Acceptance Date and Commencement Date of this Schedule.
F.    PERSONAL PROPERTY TAX/EQUIPMENT LOCATION/INSPECTION/NOTICES. This Schedule is considered a tax lease for personal property tax ("PPT") purposes. Lessor is considered the owner of the leased Equipment for PPT purposes and will report the leased Equipment on Lessor’s PPT returns, if applicable. Lessee should report the Equipment in Lessee’s PPT returns to the taxing authority as being leased equipment not owned by Lessee. Pursuant to the MLA, Lessee is responsible for reimbursing Lessor for all PPT assessed on the Equipment. Lessor will bill Lessee for PPT and applicable sales tax allocable to the Equipment. Except as provided in the MLA or Related Documents, the Equipment shall be located (or based, for movable Equipment such as vehicles) as indicated above and shall not be moved without the prior written consent of Lessor. Lessee shall promptly notify Lessor of all details arising out of any change in the general geographic location in which any item of Equipment is used or in the specific location at which it is kept when not in use, any alleged encumbrances thereon or any accident allegedly resulting from the use or operation thereof. Lessee agrees to comply with Department of Transportation Regulation 396.17 “Periodic Inspection,” at its own cost and expense.
G.    TAX INDEMNITY. As established in the MLA, Lessor, as the owner of the Equipment, shall be entitled to such deductions, credits and other benefits as are provided by the Internal Revenue Code of 1986, as amended (hereinafter called the “Code”), to an owner of property. Lessee agrees that neither it nor any corporation controlled by it, directly or indirectly, will at any time take any action or file any returns or other documents inconsistent with the foregoing and that each of such corporations will file such returns, take such action and execute such documents as may be reasonable and necessary to facilitate accomplishment of the intent thereof. Upon request, Lessee agrees to copy and make available for inspection and copying by Lessor such records as will enable Lessor to determine whether it is entitled to the benefit of any amortization or depreciation deduction or tax credit which may be available from time to time with respect to the Equipment. If, under any circumstances or for any reason whatsoever, except for acts of Lessor, (i) Lessor shall become liable for additional tax as a result of Lessee having added an attachment or made an alteration to the Equipment which would increase the productivity or capability of the Equipment so as to violate the provisions of Rev. Proc. 75-21, 1975-1 C.B. 715, as modified by Rev. Proc 79-48, 1979-2 C.B 529 (and as either or both may hereafter be modified or superseded); (ii) the statutory full-year marginal Federal tax rate for corporations with a December 31 tax year-end is greater than the highest corporate tax rate in effect as of the Commencement Date of this Schedule; or (iii) Lessor shall not have or shall lose the right to claim, or there shall be disallowed or recaptured or any portion of the Federal tax depreciation deductions with respect to any item of Equipment based on depreciation of Lessor’s full cost of such item of Equipment and computed on the basis of a method of depreciation provided by the Code as Lessor in its complete discretion may select, then Lessee agrees to pay Lessor upon demand an amount which, after deduction of all taxes required to be paid by Lessor in respect of the receipt thereof under the laws of any federal, state or local government or taxing authority of the United States or of any taxing authority of any foreign country, shall be equal to (1) an amount equal to the additional income taxes which would be paid or payable by Lessor in consequence of the failure to obtain the benefit of a depreciation deduction calculated under the assumption that Lessor’s income is taxed at the highest applicable rate (without regard to the actual taxes paid by Lessor), and (2) any interest and/or penalty which may be assessed in connection with any of the foregoing. The provisions of this Section shall survive the expiration or earlier termination of this Schedule or the MLA.
H.    VEHICLES. Lessee hereby agrees to furnish Lessor with the paid receipt copy of all Federal Form 2290s filed for any such vehicle(s) leased from Lessor as proof of payment of federal highway use tax.
I.    TERMINAL RENTAL ADJUSTMENT CLAUSE. Lessee represents, warrants, covenants and certifies, under penalty of perjury, that (a) it intends that more than 50% of the use of each item of Equipment will be in a trade or business of Lessee and Co-Lessee; (b) it has been advised that Lessor and not Lessee will be treated as owner of the Equipment for Federal income tax purposes, and thus, agrees to not take any action inconsistent with such treatment; and (c) this Schedule constitutes a "Qualified Motor Vehicle Agreement" as defined in Section 210 of the Tax Equity and Fiscal Responsibility Act of 1982 and Section 7701(h) of the Code.
Lessor and Lessee agree that this Terminal Rental Adjustment Clause provision in this Schedule shall be construed in accordance with the provisions of Section 210 of the Tax Equity Fiscal Responsibility Act of 1982, Public Law 97-248. In the event of any law, Internal Revenue Service regulation, procedure, or ruling of determination determining that the presence of this clause in this Schedule will prevent Lessor from obtaining any of the tax benefits as contemplated herein, Lessor and Lessee agree that this Terminal Rental Adjustment Clause shall be null and void. Lessee agrees that the tax indemnity provisions of this Schedule shall remain in full force and effect.
Purchase Option: Provided no event of default has occurred and then remains uncured, and upon Lessee having provided Lessor with written notice not more than 360 days or less than 90 days prior to expiration of the Base Term, Lessee may irrevocably elect to purchase (the “Purchase Option”) all of Lessor’s right, title and interest in and to all, but not less than all, of the Equipment under this Schedule for a purchase price equal to ____% of the original cost of such Equipment (the "TRAC Purchase Amount") plus all Rent, late charges and other amounts then due and owing hereunder together with any taxes and other charges related to the sale of the Equipment to Lessee. The TRAC Purchase Amount shall be paid by Lessee to Lessor on or before the Termination Date.

Terminal Rental Adjustment Option: If Lessee chooses not to exercise the Purchase Option, Lessee shall so notify Lessor in writing not more than 360 days or less than 90 days prior to expiration of the Base Term. Thereafter Lessor shall procure bids for the sale of the Equipment on or as of the Termination Date, and shall sell all Equipment for the bid price to the highest responsible cash bidder(s) acceptable to Lessor on an “AS-IS, WHERE-IS”, quitclaim basis (the “Third Party Sale”). Third Party purchasers shall only take possession on or after the Termination Date. Net proceeds from the sale shall be calculated net of any sales or other taxes, fees, and any costs and expenses incurred or payable by Lessor (including, without limitation, cost of putting the Equipment in a condition to be sold, sales commissions, legal fees, expenses of repossession and all other expenses of sale) (the “Net Proceeds”). If from the Third Party Sale, Lessor has received less than the TRAC Purchase Amount then, on the Termination Date, Lessee shall pay Lessor, in addition to all other amounts then due and owing under this Schedule, as a terminal rental adjustment to the final Rent payment under this Schedule, the difference between the Net Proceeds and the TRAC Purchase Amount. If from the Third Party Sale, Lessor has received more than the TRAC Purchase Amount then, on the Termination Date, Lessor shall pay Lessee, as a terminal rental adjustment to the final Rent payment under this Schedule, the difference between the Net Proceeds and the TRAC Purchase Amount.

Any sale or transfer of the Equipment pursuant to this Terminal Rental Adjustment Clause shall be of all of Lessor’s right, title and interest, if any, in and to the Equipment, and shall be “AS-IS, WHERE-IS” WITHOUT WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, and Lessee shall indemnify and hold harmless Lessor from and against all claims and costs arising from the sale or transfer, or from the subsequent use or possession of the Equipment
J.    CONDITION ON RETURN. The return provisions in Section 8 of the MLA are incorporated herein by reference.
Lessee hereby acknowledges that any such designated return location is reasonably convenient to Lessee.

K.    REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants that: (a) Lessee is a corporation, partnership, limited liability company or proprietorship duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business and is in good standing under the laws of each other state in which the Equipment is or will be located; (b) Lessee has full power, authority and legal right to sign, deliver and perform the MLA, this Schedule and all related documents and such actions have been duly authorized by all necessary corporate, partnership, limited liability membership, or proprietorship action; and (c) the MLA, this Schedule and each related document has been duly signed and delivered by Lessee and each such document constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms.

L.    Attached as Exhibit A is a schedule of the Stipulated Loss Value specifying, opposite the Rent installment number (or date), becoming due after an applicable Casualty, Event of Default or other event requiring the calculation of Stipulated Loss Value.

M.     INCORPORATION BY REFERENCE. The MLA executed by Lessee is incorporated herein in its entirety, and Lessee hereby reaffirms all of the terms, conditions, representations and warranties contained in the MLA. This Schedule constitutes a separate and independent lease of property from any other schedule. If any provisions of this Schedule conflict with any provisions of the MLA, the provisions of this Schedule shall prevail. Lessee agrees that there are no oral or written agreements with Lessor regarding the Equipment other than the MLA.

Lessee: ________________	Lessor: The Huntington National Bank

By: _____________________________________________	By: _______________________________

Print Name: __________________________________	Print Name: ________________________

Title: _______________________________________	Title: ______________________________

Date: _______________________________________	Date: ______________________________

U. S. PATRIOT ACT DISCLOSURE NOTICE: IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you is that: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

LESSEE’S CERTIFICATION TO TRAC

RE:    Schedule No. 101-00______-____, dated as of ______ (the “Lease”) to the Master Lease Agreement, dated as of ______, by and between ________________ (“Lessee”) and The Huntington National Bank (“Lessor”).

In connection with the above referenced Lease, Lessee herby further certifies under the penalties of perjury, that:

1.Lessee intends to use the Equipment more than fifty percent (50%) of the time in Lessee’s and its Affiliates’ trade or business;

2.Lessee has been advised that Lessee will not be treated as the owner of the Equipment leased to Lessee under the Lease for Federal Income tax purposes; and

3.This Certificate is attached to, and incorporated in and made a part of, the Lease.

All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Lease.

IN WITNESS WHEREOF, Lessee has caused this Certification to be executed this ____ day of ____________, 20___.

LESSEE: ________________

By: ________________________________

Name: ______________________________

Title: _______________________________

EXHIBIT A
STIPULATED LOSS VALUE

[TO BE INSERTED]

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